TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement ("Agreement") is entered into as of this 18th day of May 2018, by and between Cardinal Energy Group, Inc., a Nevada corporation (the "Cardinal") and Michael Hill and Rig Services, a Texas DBA (collectively, "RSI").

WHEREAS, RSI and Cardinal desire to terminate and release each other and otherwise settle, compromise, dispose of, and release with finality, all claims, demands and causes of action, arising out of the Purchase and Sale Agreement dated July 24, 2017 (the "Purchase Agreement"), and arising out of the employment of Michael Hill.

NOW, THEREFORE, in exchange for consideration, the adequacy of which is hereby acknowledged, RSI and Cardinal agree as follows:

1. **Termination.** Subject to the terms and conditions of this Agreement, as of the date hereof, the Parties hereby terminate the Purchase Agreement as well as the Promissory Note dated December 31, 2017 issued by Cardinal in favor of RSI and any and all rights, obligations or duties created thereunder. In addition, the Parties hereby nullify the employment services rendered by Michael Hill. Any salary and/or compensation due through May 8th, 2018 in connection with said services shall be due and payable immediately upon receipt of funds.

2. **Return of Payments/Assets.** The parties agree to take whatever measures are necessary return to their respective positions as if the Purchase Agreement and Promissory Note were never executed, save allowing Michael Hill to retain the Series B Preferred Stock acquired in the Purchase Agreement.

3. **Issuance of Preferred Shares.** The parties agree that Cardinal shall issue to Michael Hill 250,000 shares of Series D Preferred Convertible Stock, as additional consideration for this Agreement. In connection with the issuance of Series D Preferred Convertible Stock, RSI hereby makes the following representations, warranties and covenants in favor of Cardinal:

    a. **Authority**. RSI/Michael Hill has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of RSI/Michael Hill.

    b. **Purchase Entirely for Own Account**. RSI hereby confirms that the Series D Preferred Convertible Stock and any securities issuable upon exercise thereof (collectively, the "Securities") are being and will be acquired for investment for RSI's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither RSI nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such "RSI Representatives") has any present intention of selling, granting any participation in or otherwise distributing the same. RSI and RSI Representatives are familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act of 1933, as amended (the "Securities Act") and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the "SEC"). By executing this Agreement, RSI further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

c. **Receipt of Information**. RSI and RSI Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. RSI further represents that it and RSI Representatives have had an opportunity to ask questions and receive answers from Cardinal regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of Cardinal and to obtain additional information necessary to verify the accuracy of any information furnished to RSI or RSI Representatives or to which RSI or RSI Representatives had access. Neither RSI nor any RSI Representative has received, or is relying upon, any representations, written or oral, from Cardinal, or its officers, directors, employees, attorneys or agents. RSI further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to RSI or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that RSI will be required to remain a shareholder of Cardinal, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in Cardinal; or (3) the possibility that the past performance or experience on the part of Cardinal or any affiliate, officer, director, employee or agent of Cardinal, might in any way indicate or predict the results of ownership of the Securities or the potential success of Cardinal's operations.

d. **Investment Experience**. RSI represents that it and RSI Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as Cardinal and acknowledges that RSI can bear the economic risk of RSI's investment and that RSI Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

e. **Restricted Securities**. RSI and each of RSI Representatives understands that neither the Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

f. **Legends.** To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS LANS HOLDINGS, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

4. **Mutual Release.** Except for the obligations set forth in this Agreement, each party hereby releases, remises, acquits and forever discharges any other party to this Agreement and their related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, save

Timothy Crawford, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of the Agreement or otherwise.

It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

5. **No Assignment.** The parties to this Agreement represent and warrant that neither they or their affiliated persons or entities have assigned or transferred any claim or interest herein or authorized any other person or entity to assert any claim or claims on its behalf with respect to the subject matter of this Agreement.

6. **Non-Disparagement.** The parties agree not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of any other party to this Agreement.

7. **Confidentiality.** The parties agree that they will keep confidential all information and trade secrets of one another or any of its subsidiaries or affiliates and will not disclose such information to any person without written prior approval or use such information for any purpose. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information. Cardinal shall promptly return any documents, records, data, books or materials of RSI or its subsidiaries or affiliates in its possession or control and any of its work papers containing confidential information or trade secrets of RSI or its subsidiaries or affiliates.

8. **Cooperation.** Each of the parties hereby agree to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

9. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws.

10. **Complete Agreement.** This Agreement represents the complete agreement among the parties concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Agreement, the Security Agreements, the Advances, or otherwise. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

11. **Voluntary Agreement.** This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The parties acknowledge that they have read and fully understand the terms of this Agreement and have been advised to consult with an attorney before executing this Agreement.

12. **Successors and Assigns.** This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

13. **Counterparts.** This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures.

14. **Time for Performance.** The parties understand that time is of the essence with respect to each and every act required by this Agreement. Failure to perform any provision hereof in strict accordance with the Agreement shall be deemed a material breach of the Agreement.

The parties to this Agreement have executed this Agreement as of the day and year first written above.

Cardinal Energy Group, Inc.
a Nevada corporation

By: ______________________
Name: Stan Ford
Title: Chief Executive Officer

Rig Services

By: ______________________
Name: Michael Hill
Title: President

By: ______________________
Michael Hill, individually